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INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of The BlackRock Target Term Trust, Inc.:

In planning and performing our audit of the financial statements of The BlackRock Target Term Trust, Inc.
(the "Trust") for the year ended December 31, 1997 (on which we have issued our report dated February 13,
1998), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Trust's internal control.

The   management  of  the  Trust  is  responsible   for
establishing  and  maintaining  internal  control.   In
fulfilling this responsibility, estimates and judgments
by  management  are  required to  assess  the  expected
benefits  and  related  costs of controls.   Generally,
controls that are relevant to an audit pertain  to  the
entity's  objective  of preparing financial  statements
for  external  purposes that are  fairly  presented  in
conformity    with   generally   accepted    accounting
principles.  Those controls include the safeguarding of
assets   against  unauthorized  acquisition,   use   or
disposition.

Because   of  inherent  limitations  in  any   internal
control, errors or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the Trust's internal control would
not   necessarily  disclose  all  matters  in  internal
control   that  might  be  material  weaknesses   under
standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving the Trust's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1997.

This report is intended solely for the information and use of the Trust's management and Board of Directors, and the Securities and Exchange Commission.



Boston, Massachusetts
February 13, 1998